Exhibit 99.1
United States 12 Month Oil Fund, LP
Monthly Account Statement
For the Month Ended February 29, 2012

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$809,070
Unrealized Gain (Loss) on Market Value of Futures	12,004,740
Dividend Income	1,859
Interest Income	572
ETF Transaction Fees	700
Total Income (Loss)	$12,816,941

Expenses
Investment Advisory Fee	$81,427
Audit Fees	6,728
Tax Reporting Fees	5,029
NYMEX License Fee	2,036
Brokerage Commissions	1,964
Non-interested Directors' Fees and Expenses	1,430
Prepaid Insurance Expense	870
SEC & FINRA Registration Expense	754
Total Expenses	$100,238
Net Income (Loss)	$12,716,703

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 2/1/12	$171,070,484
Additions (100,000 Units)	4,494,090
Withdrawals (350,000 Units)	(15,844,420)
Net Income (Loss)	12,716,703

Net Asset Value End of Month	$172,436,857
Net Asset Value Per Unit (3,650,000 Units)	$47.24

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 29, 2012 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502